                                                      Rule 424(b)(3)
                                               Registration No. 333-78931
                                                    CUSIP# 63743HCN0

                  PRICING SUPPLEMENT NO. 2379 DATED June 30, 1999
                  TO PROSPECTUS SUPPLEMENTAL DATED JUNE 7, 1999
                    AND BASE PROSPECTUS DATED JUNE 4, 1999

             NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

                             Medium-Term Notes, Series C
            With Maturities of Nine Months or More from Date of Issue

                                Floating Rate Notes

 Issuer:                        National Rural Utilities CFC

 Principal Amount:              $50,000,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           07/06/1999


 Maturity Date:                 07/06/2000


 Initial Interest Rate:         Determined as described below

 Base Rate:                     LIBOR Telerate

 Spread:                        Minus 4 basis points

 Index Maturity:                3 months

 Record Dates:                  On the 21st of each September, December,
                                March and June

 Interest Payment Dates:        On the 6th of October, January,
                                April, and the Maturity date, commencing
                                October 6, 1999

 Reset Period:                  Quarterly

 Interest Reset Dates:          On the 6th of each October, January,
                                and April commencing July 6, 1999

 Redeemable Date:               None

 Agent's Discount or
              Commision:        0.050%

 Agent(s):                      Banc One Capital Markets, Inc.

 Capacity:                      Agent

 Form of Note
 (Book-Entry or Certificated):  Book-Entry

 Other Terms:                   None



Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $5,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $3,666,867,000 Series C
have been issued.